PRESS RELEASE
Exhibit 99
GE Reports 3Q’12 Operating EPS $0.36
Industrial Segment Revenues $24.8B, +6%, Organic Growth +8%, +10% YTD
Operating margins expand 70bps over 3Q‘11
GE Capital paid $5.4B dividend YTD, CFOA of $10.7B YTD, +63%

3Q 2012 Highlights

•	Tenth consecutive quarter of strong operating earnings growth
✓	3Q Operating EPS of $0.36, up 50% (up 13% excluding effects of 3Q’11 preferred stock redemption)
✓	3Q Continuing EPS of $0.33, up 43%
•	3Q orders up 4% ex. Wind & ex. foreign exchange (FX)
•	Total Revenues of $36.3 billion, up 3%, up 6% ex. FX
✓	FX negatively impacted revenues by $1.1 billion
•	Executing on our growth strategy
✓	Industrial segment organic revenues up 8%, up 10% YTD
✓	All Industrial segments delivered earnings growth
•	Margins up 70bps over prior year period, increases in all 5 Industrial segments
✓	Simplification delivering sustainable cost reduction
✓	Expect corporate costs down to ~$2.8 billion for total year
•	GE Capital earned $1.7 billion, up 11%; GECC Tier 1 common ratio 10.2%
✓	GE Capital 3Q ending ENI balance $425 billion, ahead of plan
•	$8.4 billion returned to shareholders YTD including $3 billion buyback
•	No change in company outlook; on track to deliver on double-digit earnings growth in 2012

FAIRFIELD, Conn. – October 19, 2012 – GE [NYSE: GE] announced today third-quarter 2012 Operating Earnings of $3.8 billion, or $0.36 per share, up 10% and 50% respectively from the third quarter of 2011.   Excluding the effects of the third-quarter 2011 preferred stock redemption, operating earnings per share rose 13%.  GAAP earnings from continuing operations were $3.5 billion, or $0.33 per share (up 43%).  Revenues were $36.3 billion for the quarter, up 3%, and up 6% excluding FX.  Industrial segment revenues grew by 6%, with organic growth of 8%.  The strength of GE’s Industrial portfolio was evident.  All Industrial segments had positive earnings growth for the first time since the third quarter of 2005; Energy Infrastructure, Transportation and Home & Business Solutions had double-digit earnings growth.  The company is performing well and is on track to deliver double-digit earnings growth in 2012 for both Industrial and GE Capital segments.

“The overall environment remains challenging, but GE continues to execute on our growth strategy,” said GE Chairman and CEO Jeff Immelt.  “GE’s Industrial segments delivered another quarter of strong organic revenue growth, and we ended the quarter with a robust backlog.  As expected, our margins increased 70bps over the prior year period, with margin expansion in all five Industrial segments.”

Infrastructure orders were $21.5 billion, down 5% primarily driven by a decrease in orders for wind turbines. Orders were up 4% excluding the effects of Wind and FX.  Year-to-date orders were up 4%, with four out of five Infrastructure businesses showing growth.  Pricing on orders was up 0.1% in total for the quarter.  During the quarter, GE announced an order to supply 110 Evolution™ Series locomotive kits to Kazakhstan Temir Zholy (KTZ).  GE also announced nearly $1.2 billion in commitments for its new FlexEfficiency™ 60 power generation technology for projects in the United States, Saudi Arabia and Japan.  GE also signed the world's largest subsea wellhead production contract with Petrobras, worth nearly $1.1 billion.

Total revenues for the quarter were $36.3 billion, up 3%.  GE’s third-quarter Industrial segment revenues were $24.8 billion, up 6%.  Industrial segment organic revenues were up 8% for the quarter and 10% year-to-date.  Industrial segment growth market revenues were up 9%, excluding FX, driven by double-digit growth in China, Latin America, and Africa.  GE expects seven of nine growth regions to have double-digit orders growth in 2012.

Industrial segment profit was up 11% to $3.6 billion and segment operating profits were strong in Energy Infrastructure and Transportation, up 13% and 35% respectively.  Cash generated from GE operating activities was up 63% at $10.7 billion.  GE ended the quarter with $85 billion of consolidated cash and cash equivalents.

GE Capital remains on target to become a smaller, more focused financial services business with solid earnings.  GE Capital earnings grew by 11% in the quarter and ENI was $425 billion at quarter end, ahead of plan.  GE Capital Corporation (GECC) returned a $2.4 billion dividend to the parent in the quarter, bringing the year-to-date total to $5.4 billion.  Its Tier 1 common ratio remains strong at 10.2%.

Immelt concluded, “We are focused on delivering our key commitments to investors including balanced double-digit earnings growth, strong organic growth, margin expansion, and returning cash from GE Capital to fund balanced capital allocation for our shareholders.  The global economy is uncertain, and we are prepared for a variety of economic outcomes.  We will continue to invest to win in our markets, while aggressively managing our overall cost structure.”

Third-quarter Highlights:

Third-quarter operating earnings were $3.8 billion, up 10% from third-quarter 2011 and operating EPS was $0.36, up 13%, excluding effects of the third-quarter 2011 preferred stock redemption.  GAAP earnings from continuing operations (attributable to GE) were $3.5 billion, up 5%, or $0.33 per share, up 43% from the third quarter of 2011.  A positive one-time gain of $0.03 per share was offset by $0.03 per share of restructuring and other charges.

Including the effects of discontinued operations, third-quarter net earnings attributable to GE were $3.5 billion ($0.33 per share attributable to common shareowners) in 2012 compared with $3.2 billion ($0.22 per share attributable to common shareowners) in the third quarter of 2011.

Third-quarter revenues increased 3% to $36.3 billion.  Industrial sales of $24.7 billion increased 7% versus the third quarter of 2011.  GECC revenues of $11.4 billion decreased 5% from last year, driven by lower assets, in-line with plan.

Cash generated from GE operating activities in the first three quarters of 2012 totaled $10.7 billion, up 63% from $6.5 billion last year.  Cash generated from GE Industrial operating activities in the first three quarters of 2012 totaled $5.2 billion, down 20% from last year.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

GE will discuss preliminary third-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts will be posted there prior to the call.

*   *   *
About GE
GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; GECC’s ability to pay dividends to GE at the planned level; our ability to convert pre-order commitments into orders; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

Media Contact:
Seth Martin, 203.373.3061 (office)
203.572.3567 (cell)
seth.martin@ge.com

(1)

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Three Months Ended September 30	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues and other income
Sales of goods and services	$24,539	$23,138	6%	$24,749	$23,230	7%	$34	$32	6%
Other income	787	556		818	621		–	–
GECC earnings from continuing operations	–	–		1,679	1,519		–	–
GECC revenues from services	11,023	11,670		–	–		11,335	11,983
Total revenues and other income	36,349	35,364	3%	27,246	25,370	7%	11,369	12,015	(5)%

Costs and expenses
Cost of sales, operating and administrative
expenses	27,466	26,186		23,024	21,344		4,867	5,127
Interest and other financial charges	2,979	3,731		294	356		2,805	3,556
Investment contracts, insurance losses and
insurance annuity benefits	756	719		–	–		798	755
Provision for losses on financing receivables	1,122	961		–	–		1,122	961
Total costs and expenses	32,323	31,597	2%	23,318	21,700	7%	9,592	10,399	(8)%

Earnings from continuing operations
before income taxes	4,026	3,767	7%	3,928	3,670	7%	1,777	1,616	10%
Benefit (provision) for income taxes	(555)	(437)		(477)	(378)		(78)	(59)
Earnings from continuing operations	3,471	3,330	4%	3,451	3,292	5%	1,699	1,557	9%
Earnings (loss) from discontinued
operations, net of taxes	37	(65)		37	(65)		(111)	(64)
Net earnings	3,508	3,265	7%	3,488	3,227	8%	1,588	1,493	6%
Less net earnings (loss) attributable to
noncontrolling interests	17	41		(3)	3		20	38
Net earnings attributable
to the Company	3,491	3,224	8%	3,491	3,224	8%	1,568	1,455	8%
Preferred stock dividends declared	–	(881)		–	(881)		–	–
Net earnings attributable to
GE common shareowners	$3,491	$2,343	49%	$3,491	$2,343	49%	$1,568	$1,455	8%

Amounts attributable to the Company:
Earnings from continuing operations	$3,454	$3,289	5%	$3,454	$3,289	5%	$1,679	$1,519	11%
Earnings (loss) from discontinued
operations, net of taxes	37	(65)		37	(65)		(111)	(64)
Net earnings attributable
to the Company	$3,491	$3,224	8%	$3,491	$3,224	8%	$1,568	$1,455	8%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.33	$0.23	43%
Basic earnings per share	$0.33	$0.23	43%

Per-share amounts - net earnings
Diluted earnings per share	$0.33	$0.22	50%
Basic earnings per share	$0.33	$0.22	50%

Total average equivalent shares
Diluted shares	10,568	10,607	-%
Basic shares	10,523	10,580	(1)%

Dividends declared per common share	$0.17	$0.15	13%

Amounts attributable to the Company:
Earnings from continuing operations	$3,454	$3,289	5%
Adjustment (net of tax): Non-operating
pension costs/(income)	348	172
Operating earnings (non-GAAP measure)	$3,802	$3,461	10%

Operating earnings – diluted earnings
per share	$0.36	$0.24	50%
Operating earnings excluding the effects
of the preferred stock redemption - diluted
earnings per share	$0.36	$0.32	13%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

(2)

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Nine Months Ended September 30	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues and other income
Sales of goods and services	$73,069	$68,037	7%	$73,574	$68,293	8%	$90	$116	(22)%
Other income	1,737	4,805		1,827	4,962		–	–
GECC earnings from continuing operations	–	–		5,593	4,924		–	–
GECC revenues from services	33,226	36,474		–	–		34,179	37,375
Total revenues and other income	108,032	109,316	(1)%	80,994	78,179	4%	34,269	37,491	(9)%

Costs and expenses
Cost of sales, operating and administrative
expenses	81,464	77,188		68,310	62,333		14,275	15,699
Interest and other financial charges	9,548	11,297		960	1,032		8,989	10,738
Investment contracts, insurance losses and
insurance annuity benefits	2,155	2,201		–	–		2,271	2,314
Provision for losses on financing receivables	2,728	2,893		–	–		2,728	2,893
Total costs and expenses	95,895	93,579	2%	69,270	63,365	9%	28,263	31,644	(11)%

Earnings from continuing operations
before income taxes	12,137	15,737	(23)%	11,724	14,814	(21)%	6,006	5,847	3%
Benefit (provision) for income taxes	(1,686)	(5,271)		(1,319)	(4,437)		(367)	(834)
Earnings from continuing operations	10,451	10,466	-%	10,405	10,377	-%	5,639	5,013	12%
Earnings (loss) from discontinued
operations, net of taxes	(733)	164		(733)	164		(881)	166
Net earnings	9,718	10,630	(9)%	9,672	10,541	(8)%	4,758	5,179	(8)%
Less net earnings (loss) attributable to
noncontrolling interests	88	209		42	120		46	89
Net earnings attributable
to the Company	9,630	10,421	(8)%	9,630	10,421	(8)%	4,712	5,090	(7)%
Preferred stock dividends declared	–	(1,031)		–	(1,031)		–	–
Net earnings attributable to
GE common shareowners	$9,630	$9,390	3%	$9,630	$9,390	3%	$4,712	$5,090	(7)%

Amounts attributable to the Company:
Earnings from continuing operations	$10,363	$10,257	1%	$10,363	$10,257	1%	$5,593	$4,924	14%
Earnings (loss) from discontinued
operations, net of taxes	(733)	164		(733)	164		(881)	166
Net earnings attributable
to the Company	$9,630	$10,421	(8)%	$9,630	$10,421	(8)%	$4,712	$5,090	(7)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.98	$0.87	13%
Basic earnings per share	$0.98	$0.87	13%

Per-share amounts - net earnings
Diluted earnings per share	$0.91	$0.88	3%
Basic earnings per share	$0.91	$0.88	3%

Total average equivalent shares
Diluted shares	10,590	10,626	-%
Basic shares	10,552	10,595	-%

Dividends declared per common share	$0.51	$0.44	16%

Amounts attributable to the Company:
Earnings from continuing operations	$10,363	$10,257	1%
Adjustment (net of tax): Non-operating
pension costs/(income)	1,036	516
Operating earnings (non-GAAP measure)	$11,399	$10,773	6%

Operating earnings – diluted earnings
per share	$1.07	$0.92	16%
Operating earnings excluding the effects of
the preferred stock redemption - diluted
earnings per share	$1.07	$0.99	8%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

(3)

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2012	2011	V%	2012	2011	V%

Revenues(a)
Energy Infrastructure	$12,180	$10,855	12%	$35,267	$30,706	15%
Aviation	4,781	4,835	(1)%	14,527	13,935	4%
Healthcare	4,307	4,332	(1)%	13,107	12,920	1%
Transportation	1,409	1,287	9%	4,244	3,421	24%
Home & Business Solutions	2,120	2,094	1%	6,415	6,236	3%
Total industrial segment revenues	24,797	23,403	6%	73,560	67,218	9%
GE Capital	11,369	12,015	(5)%	34,269	37,491	(9)%
Total segment revenues	36,166	35,418	2%	107,829	104,709	3%
Corporate items and eliminations(a)	183	(54)	F	203	4,607	(96)%
Consolidated revenues and other income from
continuing operations	$36,349	$35,364	3%	$108,032	$109,316	(1)%

Segment profit(a)
Energy Infrastructure	$1,695	$1,503	13%	$4,974	$4,436	12%
Aviation	924	862	7%	2,708	2,662	2%
Healthcare	620	608	2%	1,899	1,850	3%
Transportation	265	196	35%	779	531	47%
Home & Business Solutions	61	38	61%	218	218	-%
Total industrial segment profit	3,565	3,207	11%	10,578	9,697	9%
GE Capital	1,679	1,519	11%	5,593	4,924	14%
Total segment profit	5,244	4,726	11%	16,171	14,621	11%

Corporate items and eliminations(a)	(1,019)	(703)	(45)%	(3,529)	1,105	U
GE interest and other financial charges	(294)	(356)	17%	(960)	(1,032)	7%
GE provision for income taxes	(477)	(378)	(26)%	(1,319)	(4,437)	70%

Earnings from continuing operations
attributable to the Company	3,454	3,289	5%	10,363	10,257	1%

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	37	(65)	F	(733)	164	U

Consolidated net earnings attributable
to the Company	$3,491	$3,224	8%	$9,630	$10,421	(8)%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries, GECC preferred stock dividends declared and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our run-off insurance operations previously reported in Corporate items and eliminations are now reported in GE Capital.

(4)

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2012	2011	V%	2012	2011	V%

Energy Infrastructure

Revenues	$12,180	$10,855	12%	$35,267	$30,706	15%

Segment profit	$1,695	$1,503	13%	$4,974	$4,436	12%

Revenues
Energy	$8,872	$7,566	17%	$25,473	$21,857	17%
Oil & Gas	3,650	3,520	4%	10,724	9,558	12%

Segment profit
Energy	$1,210	$1,087	11%	$3,674	$3,319	11%
Oil & Gas	534	453	18%	1,469	1,242	18%

GE Capital

Revenues	$11,369	$12,015	(5)%	$34,269	$37,491	(9)%

Segment profit	$1,679	$1,519	11%	$5,593	$4,924	14%

Revenues
Commercial Lending and Leasing (CLL)	$4,124	$4,512	(9)%	$12,707	$13,786	(8)%
Consumer	3,911	4,028	(3)%	11,600	13,023	(11)%
Real Estate	948	935	1%	2,660	2,834	(6)%
Energy Financial Services	401	221	81%	1,086	931	17%
GE Capital Aviation Services (GECAS)	1,249	1,265	(1)%	3,897	3,917	(1)%

Segment profit (loss)
CLL	$568	$688	(17)%	$1,879	$1,943	(3)%
Consumer	749	803	(7)%	2,485	3,086	(19)%
Real Estate	217	(82)	F	494	(775)	F
Energy Financial Services	132	79	67%	325	330	(2)%
GECAS	251	208	21%	877	835	5%

(5)

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)
					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	9/30/12	12/31/11	9/30/12	12/31/11	9/30/12	12/31/11

Assets
Cash & marketable securities	$134.2	$131.9	$8.4	$8.4	$126.4	$124.1
Receivables	19.3	19.5	11.7	11.8	–	–
Inventories	16.0	13.8	15.9	13.7	0.1	0.1
Financing receivables - net	262.6	279.9	–	–	271.6	288.8
Property, plant & equipment - net	67.4	65.7	15.1	14.3	52.3	51.4
Investment in GECC	–	–	77.4	77.1	–	–
Goodwill & intangible assets	84.9	84.7	56.2	55.9	28.7	28.8
Other assets	110.6	119.3	38.3	36.7	78.6	88.9
Assets of businesses held for sale	2.7	0.7	–	–	2.7	0.7
Assets of discontinued operations	1.2	1.7	–	0.1	1.2	1.7

Total assets	$698.9	$717.2	$223.0	$218.0	$561.6	$584.5

Liabilities and equity
Borrowings and bank deposits	$431.5	$453.4	$12.1	$11.6	$420.4	$443.1
Investment contracts, insurance liabilities
and insurance annuity benefits	28.3	29.8	–	–	28.8	30.2
Other liabilities	109.0	114.0	87.4	88.8	28.4	31.6
Liabilities of businesses held for sale	0.2	0.3	–	–	0.2	0.3
Liabilities of discontinued operations	1.8	1.6	0.1	0.2	1.8	1.5
GE shareowners' equity	122.6	116.4	122.6	116.4	81.3	77.1
Noncontrolling interests	5.5	1.7	0.8	1.0	0.7	0.7

Total liabilities and equity	$698.9	$717.2	$223.0	$218.0	$561.6	$584.5

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

(6)

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), operating EPS excluding the effects of the 2011 preferred stock redemption, total revenues excluding the effects of foreign exchange (FX), Industrial segment organic revenue growth, GE Capital ending net investment (ENI) excluding cash and equivalents and cash generated from GE Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

(Dollars in millions; except earnings per share)	Three Months Ended September 30
	2012	2011	V%

Earnings from continuing operations attributable to GE	$3,454	$3,289	5%
Adjustment (net of tax): non-operating pension costs/(income)	348	172
Operating earnings	$3,802	$3,461	10%

Earnings per share – diluted(a)
Continuing earnings per share	$0.33	$0.23	43%
Adjustment (net of tax): non-operating pension costs/(income)	0.03	0.02
Operating earnings per share	0.36	0.24	50%

Less: Effects of the preferred stock redemption	-	0.08
Operating EPS excluding the effects of the 2011 preferred stock redemption	$0.36	$0.32	13%

	Nine Months Ended September 30
(Dollars in millions; except earnings per share)	2012	2011	V%

Earnings from continuing operations attributable to GE	$10,363	$10,257	1%
Adjustment (net of tax): non-operating pension costs/(income)	1,036	516
Operating earnings	$11,399	$10,773	6%

Earnings per share – diluted(a)
Continuing earnings per share	$0.98	$0.87	13%
Adjustment (net of tax): non-operating pension costs/(income)	0.10	0.05
Operating earnings per share	1.07	0.92	16%

Less: Effects of preferred stock redemption	-	0.08
Operating EPS excluding the effects of the 2011 preferred stock redemption	$1.07	$0.99	8%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

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Total Revenues Excluding the Effects of FX

(Dollars in millions)	Three Months Ended September 30
	2012	2011	V%

Total revenues and other income	$36,349	$35,364	3%

Less the effect of currency exchange rates	(1,062)	-

Total revenues and other income less the effects of currency exchange rates
(total revenues excluding FX)	$37,411	$35,364	6%

We believe that this measure provides management and investors with a more complete understanding of underlying operating results and revenue trends by excluding the effects of currency exchange, which are subject to volatility and can obscure underlying trends.

Industrial Segment Organic Revenue Growth
	Three Months Ended September 30
(Dollars in millions)	2012	2011	V%

Segment revenues:
Energy Infrastructure	$12,180	$10,855
Aviation	4,781	4,835
Healthcare	4,307	4,332
Transportation	1,409	1,287
Home & Business Solutions	2,120	2,094
Industrial segment revenues	24,797	23,403	6%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses acquired
for investment) and currency exchange rates	(293)	253
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$25,090	$23,150	8%

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	Nine Months Ended September 30
(Dollars in millions)	2012	2011	V%

Segment revenues:
Energy Infrastructure	$35,267	$30,706
Aviation	14,527	13,935
Healthcare	13,107	12,920
Transportation	4,244	3,421
Home & Business Solutions	6,415	6,236
Industrial segment revenues	73,560	67,218	9%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses acquired
for investment) and currency exchange rates	1,013	1,049
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$72,547	$66,169	10%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

(In billions)	September 30, 2012
GECC total assets	$561.6
Less assets of discontinued operations	1.2
Less non-interest bearing liabilities	57.5
GE Capital ENI	502.9
Less cash and equivalents	77.7
GE Capital ENI, excluding cash and equivalents	$425.2

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

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Industrial CFOA
	Nine Months Ended September 30
(Dollars in millions)	2012	2011	V%

Cash from GE's operating activities as reported	$10,652	$6,544	63%
Less dividends from GECC	5,446	–
Cash from GE's operating activities excluding dividends
from GECC (Industrial CFOA)	$5,206	$6,544	(20)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

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